          EXHIBIT 24

CONFIRMING STATEMENT

 This statement confirms that the undersigned entities, Technology Crossover Management IV, L.L.C., TCV IV, L.P. and TCV IV Strategic Partners, L.P., have authorized and designated Robert C. Bensky and Carla S. Newell to execute and file on the their behalf all Forms 3, 4 and 5 (including any amendments thereto) that the they may be required to file with the U.S. Securities and Exchange Commission as a result of the their ownership of or transactions in securities of Redback Networks Inc.  The authority of Robert C. Bensky and Carla S. Newell under this statement shall continue until the undersigned entities are no longer required to file Forms 3, 4 and 5 with regard to their ownership of or transactions in securities of Redback Networks Inc., unless revoked in writing.  The undersigned entities acknowledge that Robert C. Bensky and Carla S. Newell are not assuming any of their responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date:  January 5, 2004  Technology Crossover Management IV, L.L.C.

    s/  Jay C. Hoag

        Jay C. Hoag, Managing Member

    TCV IV, L.P.

    TCV IV Strategic Partners, L.P.

    By: Technology Crossover Management IV, L.L.C.,

    their General Partner

    s/  Jay C. Hoag

        Jay C. Hoag, Managing Member